Exhibit 10.3

TIME-BASED CASH AWARD AGREEMENT
This Time-Based Cash Award Agreement (this “Agreement”), dated as of January 24, 2024 (the “Grant Date”), is entered into by and between Spirit Airlines, Inc., a Delaware corporation (the “Company”), and [______] (“Participant”).
AGREEMENT
1.Grant of Cash Award. In consideration of Participant’s continued employment with or service to the Company or a subsidiary thereof, and for other good and valuable consideration, the Company hereby grants to Participant, effective as of the Grant Date, the right to earn a cash bonus in the amount of $[___], less applicable taxes and withholding, subject to the terms and conditions set forth in this Agreement (the “Cash Award”). Participant shall have no right to payment of any portion of the Cash Award unless and until the Cash Award has vested in the manner set forth in Section 2 below or except as otherwise expressly provided in Section 4 below.

2.Vesting Schedule. Subject to Section 4 below, the Cash Award shall vest in two (2) equal annual installments on each anniversary of the Grant Date (each, a “Vesting Date”), subject to Participant’s continued employment in active service through each such applicable Vesting Date. Unless otherwise determined by the Compensation Committee, employment during any portion of the period between the Grant Date and the initial Vesting Date or between any two Vesting Dates, even if substantial, will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service, except as otherwise expressly provided in Section 4 below.

3.Payment of Cash Award. Subject to Section 4 below, each portion of the Cash Award that becomes vested in accordance with Section 2 above will be paid to Participant within thirty (30) days after the applicable Vesting Date.

4.Change in Control, Death or Permanent Disability Treatment.

a.In the event (i) Participant incurs a Termination of Service (as defined in the Company’s 2015 Incentive Award Plan, as amended from time to time (the “Equity Plan”)) by reason of the Company’s termination of Participant’s employment other than for Cause (as defined in the Company’s 2017 Executive Severance Plan, as amended from time to time (the “Severance Plan”)) or by reason of Participant’s resignation for Good Reason (as defined in the Severance Plan), and (ii) such Termination of Service is effective on or after the execution of a definitive agreement that contemplates a transaction that, if consummated, would constitute a Change in Control (as defined in the Equity Plan) (the “Transaction Agreement”), but before the effective date of such Change in Control, then any then-unvested portion of the Cash Award shall remain outstanding and shall automatically vest in full upon the effective date of such Change in Control; provided, that if such Transaction Agreement is terminated in accordance with its terms or a Change in Control does not otherwise occur as a result of the transaction contemplated by the Transaction Agreement, as determined by the Compensation Committee in its sole discretion, then such unvested portion of the Cash Award will thereupon be automatically forfeited, terminated and cancelled as of the date of
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termination of the Transaction Agreement or other determination date, without payment of any consideration therefor, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder in respect of the Cash Award.

b.Unless otherwise provided in Section 4(d) below, in the event of a Change in Control that occurs prior to the last Vesting Date, the Cash Award shall be assumed or substituted (such assumed or substituted Cash Award is referred to herein as an “Alternative Award”) by the New Employer, with the amount of such Alternative Award to be equal to the amount of the Cash Award that has not yet become vested. The Alternative Award shall vest in equal installments over the number of Vesting Dates remaining under Section 2 of this Agreement following such Change in Control (or an earlier Termination of Service in accordance with Section 4(c)), and payment in respect of each vested portion of the Alternative Award shall be made to Participant within thirty (30) days after the applicable Vesting Date.

c.In the event that, during the period beginning on the effective date of a Change in Control and ending on the twelve (12) month anniversary thereof, Participant incurs a Termination of Service by reason of the Company’s termination of Participant’s employment other than for Cause (as defined in the Severance Plan) or by reason of Participant’s resignation for Good Reason (as defined in the Severance Plan), then any then-unvested portion of the Alternative Award shall automatically vest in full as of the date of such Termination of Service, and payment in respect of such vested portion of the Alternative Award shall be made to Participant within sixty (60) days after such Termination of Service.

d.In the event a successor corporation in a Change in Control fails to assume or substitute the Cash Award in accordance with Section 4(b) above and Section 14.2(d) of the Equity Plan, any then-unvested portion of the Cash Award shall automatically vest in full immediately upon the consummation of such Change in Control, and payment in respect of such vested portion of the Cash Award shall be made to Participant within sixty (60) days after the Change in Control.

e.If Participant is an employee of the Company who has a Termination of Service (whether occurring on, before or after a Change in Control) by reason of Participant’s death or permanent disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), any then-unvested portion of the Cash Award shall automatically vest in full as of the date of such Termination of Service. Any payment in respect of such vested portion of the Cash Award shall be made to Participant no later than sixty (60) days after the date of Participant’s death or permanent disability.

5.Effect of Termination of Service. Except as otherwise expressly provided in Section 4 above, upon Participant’s Termination of Service for any reason prior to the applicable Vesting Date, all rights with respect to any unvested and unpaid portion of the Cash Award granted pursuant to this Agreement shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any payment or benefits with respect thereto.

6.Definitions. Wherever the following terms are used in this Agreement, they shall have the meanings specified below.

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a.“Board” means the Board of Directors of the Company.

b.“Compensation Committee” means the Compensation Committee of the Board.

c.“New Employer” means, immediately after a Change in Control, Participant’s employer, or any direct or indirect parent or any direct or indirect majority-owned subsidiary of such employer.

7.Clawback.

a.If Participant, (i) at any time during the period commencing on the Grant Date and ending on the earlier of (x) the twelve-month anniversary of the date on which Participant incurs a Termination of Service and (y) the second anniversary of the last vesting date under this Agreement, engages in any activity in competition with the Company (including, without limitation, violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any parent or subsidiary thereof) as determined by the Compensation Committee in its sole discretion, or (ii) at any time during the period commencing on the Grant Date and ending on the second anniversary of the date on which Participant incurs a Termination of Service, engages in any other activity which is inimical, contrary or harmful to the interests of the Company (including, without limitation, committing fraud or any financial or other misconduct) as determined by the Compensation Committee in its sole discretion, then Participant must repay to the Company any amount paid to Participant pursuant to this Agreement, and this Agreement shall terminate and the Cash Award (whether or not vested) shall be forfeited without payment or any consideration therefor.

b.In addition, and without limiting the foregoing, this Agreement and the Cash Award granted hereunder shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements (i) as required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the common stock of the Company is listed or quoted, or (ii) provided in a policy adopted or otherwise maintained by the Company which applies to Participant, including, but not limited to, the Company’s Clawback Policy for Detrimental Conduct, as amended from time to time, and any clawback policy adopted to comply with Section 303A.14 of the New York Stock Exchange Listed Company Manual, and such requirements shall be deemed incorporated by reference into this Agreement.

8.Administration. The Compensation Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Compensation Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Compensation Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to this Agreement

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(unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Compensation Committee and each member of the Compensation Committee shall be determined only with reference to this Agreement, and no implied duties or obligations shall be read into this Agreement on the part of the Company, the Compensation Committee or any member of the Compensation Committee.  Under no circumstances shall the Company, the Compensation Committee or any member of the Compensation Committee be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Compensation Committee and each member of the Compensation Committee shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Compensation Committee or the member of the Compensation Committee, as the case may be, intentionally acted in bad faith.

9.No Right to Continued Employment or Service. Nothing in this Agreement shall be deemed to confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any parent or subsidiary thereof.

10.Non-Transferability of Cash Award. Participant may not transfer the interest in or rights in respect of the Cash Award granted under this Agreement, and no such interest or right shall be assignable or transferable, except by will or the laws of descent and distribution.

11.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 10 above, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

12.Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

13.Counterparts. This Agreement may be executed by electronic signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties whose rights and/or obligations hereunder are modified by such written agreement.

15.Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

16.Binding Agreement. Subject to the limitation on transferability contained in Section 10 above, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

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17.Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes in its entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

18.Section 409A; Tax Withholding. This Agreement is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of this Agreement, if at any time the Compensation Committee determines that the Cash Award (or any portion thereof) may be subject to Section 409A, the Compensation Committee shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Compensation Committee determines are necessary or appropriate for the Cash Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. Further, if (i) Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, as determined by the Compensation Committee, and (ii) any portion of any payment to be made to Participant pursuant to this Agreement in connection with Participant’s employment or “separation from service” within the meaning of 409A would constitute “nonqualified deferred compensation” within the meaning of Section 409A, then, to the extent necessary to comply with, and avoid the imposition on Participant of any accelerated or additional tax, under Section 409A, such payment shall be delayed until the date that is six (6) months after the date of the Participant’s “separation from service” or, if earlier, the date of Participant’s death. This Section 18 does not create an obligation on the part of the Company to modify this Agreement and does not guarantee that the Cash Award will not be subject to taxes, interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed for his or her account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties. The Company may withhold such federal, state and local taxes and make such other deduction in each case as the Company determines may be required or appropriate to be withheld pursuant to any applicable law or regulation.

19.Limitation on Participant’s Rights. This Agreement confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any subsidiary or the Compensation Committee, on the one hand, and Participant or other person or entity, on the other hand.

[Signature page follows.]

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By countersigning below, you acknowledge and agree to the terms of this Agreement.

                            Sincerely,

                            Spirit Airlines, Inc.

                            By: _______________________________
                            Name: Thomas C. Canfield
                            Title: SVP, General Counsel and Secretary

Acknowledged and agreed to by:
Participant: _______________________________
Date: _______________________________

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